UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 22, 2004

GATX Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8319	94-1661392
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification number)

500 West Monroe Street
Chicago, Illinois 60661-3676
(Address of principal executive offices)

Registrant’s telephone number, including area code (312) 621-6200

TABLE OF CONTENTS

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURE

Item 5. Other Events.

GATX Financial Corporation is a wholly-owned subsidiary of GATX Corporation.

Certain subsidiaries and affiliates of GATX Corporation (collectively, “GATX”) were insured under policies of insurance issued by various names, underwriters, managing agents and syndicates at Lloyd’s London (collectively, the “Insurers”) as more specifically described in the Settlement Agreement (as hereinafter defined). GATX filed a declaratory judgment action in an effort to obtain an adjudication of its rights for coverage under such policies of insurance in an action captioned GATX Capital Corporation, et al., v. Certain Underwriters at Lloyd’s et al., in the California Superior Court in and for the City and County of San Francisco, Case No. 307517). The Insurers filed a cross-complaint against GATX. The parties have reached a compromise and settlement of the issues which were the subject of such litigation, and in consequence thereof have entered into a Confidential Settlement Agreement and Release dated July 22, 2004 (the “Settlement Agreement”), a copy of which is attached, pursuant to which GATX will be paid a total of $45,000,000. This amount will be recognized as income in the third quarter upon receipt.

Item 7. Financial Statements and Exhibits

99    $45,000,000 Settlement Agreement dated July 22, 2004 submitted to the SEC along with the electronic submission of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX FINANCIAL CORPORATION

(Registrant)

/s/ Brian A. Kenney

Brian A. Kenney
Senior Vice President and
Chief Financial Officer
(Duly Authorized Officer)

Date: July 30, 2004